                                                                     EXHIBIT 4.3

                                 RIBOGENE, INC.

                   TENTH AMENDED AND RESTATED RIGHTS AGREEMENT


                                ___________, 1998

                                TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
1.   TERMINATION OF PRIOR RIGHTS.................................................4

2.   AMENDMENT...................................................................4

3.   REGISTRATION RIGHTS.........................................................4

     3.1       Definitions.......................................................4

     3.2       Requested Registration............................................6

     3.3       Company Registration..............................................7

     3.4       Obligations of the Company........................................7

     3.5       Furnish Information...............................................8

     3.6       Expenses of Demand Registration...................................8

     3.7       Expenses of Company Registration..................................8

     3.8       Underwriting Requirements.........................................9

     3.9       Delay of Registration.............................................9

     3.10      Indemnification...................................................9

     3.11      Reports Under Securities Exchange Act of 1934....................11

     3.12      Form S-3 Registration............................................12

     3.13      Assignment of Registration Rights................................13

     3.14      Limitations on Subsequent Registration Rights....................13

     3.15      "Market Stand-Off" Agreement.....................................13

     3.16      Termination of Registration Rights...............................14

     3.17      Limit on Sales...................................................14

     3.18      Subsequent Rights................................................14

4.   ADDITIONAL RIGHTS..........................................................15

     4.1       Right of First Refusal...........................................15

5.   MISCELLANEOUS..............................................................17

     5.1       Assignment.......................................................17

     5.2       Third Parties....................................................17

     5.3       Governing Law....................................................17

     5.4       Counterparts.....................................................17

     5.5       Notices..........................................................17

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                              PAGE
                                                                              ----
     5.6       Severability.....................................................18

     5.7       Amendment and Waiver.............................................18

     5.8       Effect of Amendment or Waiver....................................18

     5.9       Rights of Holders................................................18

     5.10      Delays or Omissions..............................................18

                                 RIBOGENE, INC.

                   TENTH AMENDED AND RESTATED RIGHTS AGREEMENT


     THIS TENTH AMENDED AND RESTATED RIGHTS AGREEMENT (THE "RESTATED RIGHTS AGREEMENT") is entered into as of __________, 1998, by and among RIBOGENE, INC., a California corporation (the "COMPANY"), and

     Bios Equity Fund L.P.
     The Institute of Protein Research of the Academy of Sciences of the USSR, Sierra Ventures III,
     Sierra Ventures III International,
     Kleiner Perkins Caufield & Byers V
     KPCB Zaibatsu Fund I,
     Domain Partners II, L.P,
     Michael Ross,
     Aperture Associates,
     CW Ventures II, L.P.,
     Biotechnology Investments Limited,
     Oxford Bioscience Partners L.P.,
     Oxford Bioscience Partners (Bermuda) Limited Partnership,
     Oxford Bioscience Partners (Adjunct) L.P.,
     Dominion Fund II,
     Dominion Ventures, Inc.,
     Hyline Laboratories, Inc.,
     Silicon Valley Bank,
     SBC Capital Markets, Inc. and an individual affiliated therewith, Abbott Laboratories, all purchasers of Series C Shares under the Fourth Purchase Agreement, and Dainippon Pharmaceutical Co., Ltd.

     (hereinafter jointly referred to as the "SHAREHOLDERS").

     WHEREAS, the Company, the Institute of Protein Research of the Academy of Sciences of the USSR ("IPR"), Sierra Ventures III ("SIERRA III") and Sierra Ventures III International ("SIERRA INTERNATIONAL", and collectively with Sierra III, "SIERRA") are parties to a Preferred Stock and Warrants Purchase Agreement dated May 23, 1990 (the "FIRST PURCHASE AGREEMENT"), pursuant to which the Company sold, and IPR and Sierra acquired, shares of the Company's Series A Preferred Stock (the "SERIES A SHARES") and, in the case of Sierra, warrants to purchase shares of the Company's capital stock (the "SIERRA WARRANTS");

     WHEREAS, the Company, Sierra, Kleiner Perkins Caufield & Byers V ("KPCB V"), KPCB Zaibatsu Fund I ("KPCB ZAIBATSU," and collectively with KPCB V, "KPCB") and

                                       1.

Michael Ross are parties to a Series B Preferred Stock Purchase Agreement dated June 5, 1991 (the "SECOND PURCHASE AGREEMENT"), pursuant to which the Company sold and KPCB, Sierra and Michael Ross acquired, shares of the Company's Series B Preferred Stock (the "OLD SERIES B SHARES");

           WHEREAS, the Company, Sierra, KPCB V, Domain Partners II, L.P, ("DOMAIN") and Aperture Associates ("APERTURE") are parties to a Series B Preferred Stock and Warrant Purchase Agreement dated February 28, 1992 as amended on June 29, 1992 (the "THIRD PURCHASE AGREEMENT"), pursuant to which the Company shares sold or shall sell, and Sierra, KPCB V, Domain and Aperture have acquired or shall acquire, shares of the Company's Series B Preferred Stock (the "NEW SERIES B SHARES," and collectively with the Old Series B Shares, the "SERIES B SHARES") and warrants to purchase up to an aggregate of 3,295,226 shares of the Company's Common Stock, which have since terminated;

           WHEREAS, the Company, Sierra, KPCB V, Domain, Aperture, CW Ventures II, L.P. ("CW"), Vladimir I. Baronov, Jack Chirikjian, JMC Family Partnership, Thomas E. Davis, Michael W. Hall, Joel Kirschbaum, Holly Marcum, and Pam Grace Versaw and Timothy T. Revak, as Joint Tenants with Rights of Survivorship are or may be parties to a Series C Preferred Stock Purchase Agreement dated March 31, 1993, or Amendment No. 1 thereto dated June 4, 1993 (collectively the "FOURTH PURCHASE AGREEMENT"), pursuant to which the Company has sold, and Sierra, KPCB, Domain, Aperture, CW, Vladimir I. Baronov, Jack Chirikjian, JMC Family Partnership, Thomas E. Davis, Michael W. Hall, Joel Kirschbaum and Holly Marcum have acquired, shares of the Company's Series C Preferred Stock (the "SERIES C SHARES") and CW purchased a warrant to purchase shares of the Company's Series D Preferred Stock, which warrant was subsequently exercised for shares of the Company's Series D Preferred Stock (the "CW WARRANT SHARES");

           WHEREAS, the Company elected a l-for-10 share reverse stock split on August 2, 1993 pursuant to which all shares of the Company's capital stock were automatically converted into one-tenth (1/10) of one share such class and series of stock (all share numbers stated hereafter are stated in post-split numbers).

           WHEREAS, the Company, Sierra, KPCB V, Domain, Aperture, CW, Biotechnology Investments Limited(1) ("BIL"), Oxford Bioscience Partners L.P., Oxford Bioscience Partners (Bermuda) Limited Partnership, and Oxford Bioscience Partners (Adjunct) L.P. (collectively with the previous two Oxford Bioscience funds, "OXFORD"), and Dominion Fund II ("DOMINION FUND") are parties to a Series E Preferred Stock Purchase Agreement dated April 26, 1994, as amended June 13, 1994 (the "FIFTH PURCHASE AGREEMENT"), pursuant to which the Company has sold, and Sierra, KPCB, Domain, Aperture, CW, BIL, Oxford and Dominion Fund have acquired, shares of the Company's Series E Preferred Stock (the "FIRST SERIES E SHARES");

           WHEREAS, the Company effected a 4-for-3 share stock split of the outstanding Series E Preferred Stock on November 9, 1995, pursuant to which all shares of the Company's Series E

--------
(1) Shares purchased by Biotechnology Investments Limited will be held under the record name of "Old Court Limited."


                                       2.

Preferred Stock were automatically converted into one and one third shares (11/3) of such series of stock (all share numbers stated hereafter are stated in post-split numbers);

           WHEREAS, the Company, Sierra, KPCB V, Domain, Aperture, CW, BIL and Oxford are. parties to a Conversion Agreement of dated November 10, 1995, (the "CONVERSION AGREEMENT"), pursuant to which the Company has sold, and Sierra, KPCB V, Domain, Aperture, CW, BIL and Oxford have acquired, shares of the Company's Series E Preferred Stock (the "SECOND SERIES E SHARES");

           WHEREAS, Sierra has acquired an aggregate of 73,500 shares of the Company's Series B Preferred Stock by exercising in full the Sierra Warrants (the "SIERRA WARRANT SHARES"), CW has acquired an aggregate of 270,222 shares of the Company's Series D Preferred Stock by exercising in full the CW Warrant (the "CW WARRANT SHARES"), and IPR and Sierra have acquired an aggregate of 4,757 shares of the Company's Series A Preferred Stock as a dividend pursuant to
Section 1.1(d) of the First Purchase Agreement (the "DIVIDEND SHARES");

           WHEREAS, the Company intends to issue up to an additional 21,546 shares of its Series B Preferred Stock to Dominion Ventures, Inc. ("DOMINION") upon exercise of a warrant dated August 9, 1991 (as such amount may be adjusted by the terms of such warrant, the "DOMINION B WARRANT SHARES"), up to an additional 15,000 shares of its Series C Preferred Stock to Dominion upon exercise of a warrant dated June 4, 1993 (as such amount may be adjusted by the terms of such warrant, the "DOMINION C WARRANT Shares"), up to an additional anticipated 17,777 shares of its Series E Preferred Stock to Dominion upon exercise of a warrant issued in May 1994 (such final amount, as such amount may be adjusted by the terms of such warrant, to be the "DOMINION E WARRANT SHARES" and collectively with the Dominion B Warrant Shares and the Dominion E Warrant Shares, the "DOMINION WARRANT SHARES"), up to an additional 1,300,000 shares of its Common Stock to Hyline Laboratories, Inc. ("HYLINE") upon exercise of warrant dated January 5, 1994 (the "HYLINE WARRANT" and the shares of Common Stock issuable thereunder as the "HYLINE WARRANT SHARES"), up to an additional 13,000 shares of its Common Stock to Rip Grossman & Associates, Inc. ("BROKER") upon exercise of a warrant dated January 5, 1994 (the "BROKER WARRANT SHARES"), up to an additional 33,333 shares of its Series E Preferred Stock to Silicon Valley Bank ("SVB") upon exercise of a warrants dated May 19, 1995 and September 25, 1995 (the "SVB WARRANT SHARES"), and 52,850 shares of Common Stock to SBC Capital Markets, Inc. and an individual affiliated therewith (together, "SBC") upon exercise of warrants dated September 20, 1995 (the "SBC WARRANT SHARES");

           WHEREAS, the Company and the Shareholders, other than the Shareholder purchasing the Series G Shares as of the date hereof, are also parties to a Rights Agreement originally dated June 26, 1990, as amended and restated on June 5, 1991 and as amended on August 9, 1991, as amended and restated on February 28, 1992, June 29, 1992, March 31, 1993, June 4, 1993, January 5, 1994, April
26, 1994 and June 13, 1994, and as amended September 20, 1995, and as amended and restated on May 1, 1996 (the "RIGHTS AGREEMENT"), pursuant to which the Company granted to such Shareholders certain registration rights and a right of first offer; and


                                       3.

           WHEREAS, the Company and Abbott Laboratories ("ABBOTT") are parties to a Series E Preferred Stock Purchase Agreement dated May 1, 1996 (the "SIXTH PURCHASE AGREEMENT"), pursuant to which the Company has sold, and Abbott has acquired, shares of the Company's Series E Preferred Stock (together with all other shares of Company capital stock purchased by Abbott as a result of the provisions of the Sixth Purchase Agreement that are "RESTRICTED SECURITIES" under the Securities Act of 1933, the "ABBOTT SHARES");

           WHEREAS, the Company, Sierra, KPCB V, Domain, Aperture, CW, BIL, Oxford, Dominion Fund and Bios Equity Fund L.P. ("BIOS") are parties to a Series E Preferred Stock Purchase Agreement dated May 1, 1996 (the "SEVENTH PURCHASE AGREEMENT"), pursuant to which the Company has sold, and Sierra, KPCB V, Domain, Aperture, CW, BIL, Oxford, Dominion Fund and Bios have acquired, shares of the Company's Series E Preferred Stock (the "THIRD SERIES E SHARES" and collectively with the First Series E Shares and the Second Series E Share, the "SERIES E SHARES,")

           WHEREAS, The Company and Dainippon Pharmaceutical Co. Ltd. ("DAINIPPON") are parties to a Series G Preferred Stock Purchase Agreement of even date herewith (the "EIGHTH PURCHASE AGREEMENT"), pursuant to which the Company will sell, and Dainippon will acquire shares of the Company's Series G Preferred Stock (the "SERIES G SHARES", which, taken collectively with the Series A Shares, the Series B Shares, the Series C Shares, the CW Warrant Shares, the Sierra Warrant Shares, the Dividend Shares, the Dominion Warrant Shares, the Hyline Warrant Shares, the Broker Warrant Shares, the SVB Warrant Shares, the SBC Warrant Shares and the Abbott Shares are referred to herein as the "SHARES");

           WHEREAS, the Company and the Shareholders wish to execute this Restated Rights Agreement and grant the Shareholder purchasing the Series G Shares the rights contained herein in order to provide it with a further inducement to purchase such Shares;

           NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

           1. TERMINATION OF PRIOR RIGHTS. The Shareholders, who include a majority in interest of the "Shareholders" who are parties to the Rights Agreement, and the Company hereby terminate the Rights Agreement and in place thereof enter into this Restated Rights Agreement which shall be the sole agreement among the Shareholders and the Company relating to the subject matter hereof.

           2. AMENDMENT. Except as expressly provided herein, neither this Restated Rights Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the holders of a majority of the outstanding Registrable Securities (as defined below), determined on the basis of assumed conversion of all Shares into Registrable Securities.

           3. REGISTRATION RIGHTS.

                3.1 DEFINITIONS. As used in this Restated Rights Agreement:

                    (A) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "ACT") and the subsequent declaration or ordering of the effectiveness of such registration statement.

                    (B) The term "REGISTRABLE SECURITIES" means:

                        (I) the shares of Common Stock constituting or issuable or issued upon conversion or exercise of (l) the Series A Shares, (2) the Series B Shares, (3) the Series C Shares, (4) the Series E Shares, (5) the Common Warrant Shares, (6) the CW Warrant Shares, (7) the Dividend Shares, (8) the Sierra Warrant Shares, (9) the Dominion Warrant Shares, (10) the Hyline Warrant,
(11) the Broker Warrant, (12) the SVB Warrant Shares, (13) the SBC Warrant Shares, (14) the Abbott Shares, and (15) the Series G Shares (the shares of Common Stock referred to in the foregoing clauses (1) through (15) being collectively referred to hereafter as the "STOCK"); and

                        (II) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock, excluding in all cases, however, any Registrable Securities, or Registrable Securities issuable upon the exercise of other securities, sold by a person in a transaction in which his or her rights under this Restated Rights Agreement are not assigned;

provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof, in either case, so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

           Notwithstanding the foregoing, or any other provision herein to the contrary, the parties hereto understand and agree that the Dominion Warrant Shares shall be entitled only to "piggy-back" and Form S-3 registration rights hereunder. Consequently, neither the Dominion Warrant Shares nor the Common Stock issuable upon conversion thereof shall be deemed Registrable Securities or Stock, and the holders of such Dominion Warrant Shares shall not be deemed Shareholders, Holders or Rightholders as such terms are used herein for purposes of Sections 3.2, 3.6, 3.14 and 4.

                    (C) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities (including, without limitation, then exercisable warrants) which are, Registrable Securities.


                                       5.

                    (D) The term "HOLDER" means any holder of outstanding Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

                    (E) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        3.2 REQUESTED REGISTRATION.

                    (A) If the Company shall receive at any time after the earlier of (i) March 31, 1998, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act coveting the registration of the lesser of (A) at least twenty-five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price would exceed $2,000,000) or (B) 250,000 Registrable Securities, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 3.2(b), effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 5.5.

                    (B) If the Holders initiating the registration request hereunder ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.2 and the Company shall include such information in the written notice referred to in subsection 3.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders participating in such public offering (the "PARTICIPATING Holders") and the underwriter of such offering) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 3.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Participating Holders. Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Participating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Participating Holders in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Participating Holder.


                                       6.

            (C) The Company is obligated to effect only two (2) such registrations pursuant to this Section 3.2.

            (D) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

        3.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar plan or to an SEC Rule 145 transaction, or a registration on any other form not reasonably and customarily appropriate for this purpose), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.5, the Company shall subject to the provisions of Section 3.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

        3.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (A) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

            (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

            (C) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                                       7.

            (D) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwater of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (F) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is requited to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact requited to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (G) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        3.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

        3.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 3.2, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of


                                       8.

any registration proceeding begun pursuant to Section 3.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 3.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.2.

        3.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
3.3 for each Holder (which right may be assigned as provided in Section 3.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

        3.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders); but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 3.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "SELLING SHAREHOLDER," and any pro rata reduction with respect to such selling shareholder shall be based

                                       9.

upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "SELLING SHAREHOLDER," as defined in this sentence.

        3.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

        3.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 3:

             (A) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or, state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay as incurred to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person seeking indemnification hereunder.

             (B) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection

                                      10.

with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 3.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided that in no event shall any indemnity under this subsection 3.10(b) exceed the gross proceeds from the offering received by such Holder.

             (C) Promptly after receipt by an indemnified party under this
Section 3.10 of notice of a claim or of the commencement of any action (including any governmental claim or action), such indemnified party will, if claim in respect thereof is to be made against any indemnifying party under this
Section 3.10, deliver to the indemnifying party a written notice of the claim or the commencement of the action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.10 only to the extent that it was so prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.10.

             (D) The obligations of the Company and Holders under this Section
3.10 shall survive the completion of. any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.

        3.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

             (A) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

             (B) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as

                                      11.

practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

             (C) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

             (D) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of. any such securities without registration or pursuant to such form;


             (E) upon the request of any Holder, remove all legends and stop transfer orders on such Holder's Registrable Securities (i) at such time as such Registrable Securities qualify for sale under Rule 144(k), or (ii) in connection with a sale of such Registrable Securities pursuant to the other provisions of Rule 144;

             (F) use its best efforts to otherwise comply with the "REGISTRANT REQUIREMENTS" for the use of Form S-3.

        3.12 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders owning in the aggregate at least the lesser of (i) twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percent if the fair market value of the Registrable Securities held by such Holder(s) would exceed $2,000,000) or (ii) 250,000 Registrable Securities (adjusted to reflect subsequent stock splits, stock dividends or recapitalization), a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

             (A) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

             (B) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.12, (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to

                                      12.

inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.12, provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the six (6) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 3.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

             (C) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 3.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration; provided, however, that the Company shall bear any auditing expenses that shall be incurred in the normal course of business and shall bear all regular salary expenses of its employees. Registrations effected pursuant to this Section 3.12 shall not be counted as demands for registration or registrations effected pursuant to Section 3.2 or 3.3.

        3.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of at least the lesser of (i) 150,000 shares (adjusted to reflect subsequent stock splits, stock dividends or recapitalization) or (ii) all of such Holder's Registrable Securities provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. The foregoing share limitation shall not apply, however, to transfers by a Holder to shareholders, partners (including limited partners) or retired partners of the Holder (including spouses and ancestors, lineal descendants and siblings of such partners or spouses, or trusts for their benefit, who acquire Registrable Securities by glib, will or intestate succession) if all such transferees or assignees agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Section 3.

        3.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Restated Rights Agreement, the Company shall not, without the prior written consent of


                                      13.

the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 3.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could remit in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 3.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 3.2.

        3.15 "MARKET STAND-OFF" AGREEMENT. The Holder hereby agrees that during the 180-day period following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

             (A) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

             (B) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Restated Rights Agreement) enter into similar agreements.

        To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        3.16 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 3: (a) after seven (7) years following the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Act which results in aggregate gross cash proceeds to the Company in excess of $7,500,000 and the public offering price of which is not less than $5.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction); or (b) at such time following the Company's initial public offering and for so long as such Holder may sell all of such Holder's Registrable Securities in any one three-month period pursuant to Rule 144 (or such successor rule as may be adopted).

        3.17 LIMIT ON SALES. Notwithstanding anything herein to the contrary, none of (a) Hyline, (b) Abbott, (c) Dainippon, or (d) the remaining Holders of Registrable Securities as a group, respectively, shall dispose of more than 250,000 shares of Registrable Securities within any three-month period after the date of this Agreement pursuant to a registration made under

                                      14.

Sections 3.2 or 3.12 above; provided, however, that if Hyline, Abbott, or Dainippon wishes to so dispose of more than 250,000 shares of Registrable Securities in any such period, it may do so provided that (i) it delivers to the Company a written notice not less than ninety (90) days prior to the date on which shares in excess of 250,000 will be disposed of stating its desire to so dispose of Registrable Securities and setting forth the aggregate number of shares that Hyline, Abbott, or Dainippon wishes to so dispose of in the such three-month period and (ii) the Company does not receive a writing from its principal investment banker or equivalent financial advisor advising the Company that marketing factors require a limitation of the number of shares to be underwritten at such time, which limitation would otherwise be exceeded by the registration of in excess of 250,000 shares of Registrable Securities by Hyline, Abbott, or Dainippon.

        3.18 SUBSEQUENT RIGHTS. If, after the date of this Agreement, the Company shall grant registration rights to a third party different from the rights set forth in this Section 3, the following shall apply on each such occasion until the right set forth in this Section 3.18 is exercised:

             (I) The Company shall first deliver to each of Hyline, Abbott, and Dainippon a written notice (the "Notice") setting forth the material terms of such subsequent registration rights (the "SUBSEQUENT RIGHTS").

             (II) For a period of thirty (30) days after the receipt of the Notice (the "NOTICE PERIOD"), Hyline, Abbott and Dainippon shall each have the right, but not the obligation, to surrender its registration rights under this
Section 3 and agree to accept and be bound by the terms of the Subsequent Rights (the "EXCHANGE RIGHT"). If Hyline, Abbott and/or Dainippon chooses to so exercise the Exchange Right, it shall deliver a written notice of such intent to the Company and enter into an agreement with the Company pursuant to which it will surrender its registration rights under this Section 3 and the Company will grant to Hyline, Abbott and/or Dainippon, as appropriate. the Subsequent Rights.

             (III) To the extent that Hyline, Abbott, or Dainippon declines to exercise the Exchange Right within the Notice Period, it shall retain its registration rights and the Exchange Right under this Section 3 with respect to future Subsequent Rights, if any, and shall not be entitled to, nor bound by, the Subsequent Rights so declined.

    4. ADDITIONAL RIGHTS.

        4.1 RIGHT OF FIRST REFUSAL. Subject to the terms and conditions specified in this Section 4.1, and subject to any limitations imposed by applicable laws governing the nature and extent of foreign investment in companies domiciled in the U.S., the Company hereby grants to each Shareholder, so long as such Shareholder holds at least 50,000 Shares (or, in the case of a holder of the Hyline Warrant, the portion of such warrant so held represents the right to purchase at least 50,000 Shares) (as subsequently adjusted for subsequent stock splits, stock dividends or recapitalization) (the "RIGHTHOLDER"), a right of first offer with respect to future sales by the Company of its New Securities (as hereinafter defined). For purposes of this
Section 4.1, the term Rightholder includes any partners, shareholders or affiliates of the Rightholder. The


                                      15.

Rightholder shall be entitled to apportion the right of first offer hereby granted among itself and its partners, shareholders and affiliates in such proportions as it deems appropriate.

             (A) In the event the Company proposes to issue New Securities, it shall give the Rightholder written notice (the "NOTICE") of its intention stating (i) a description of the New Securities it proposes to issue, (ii) the number or shares of New Securities it proposes to offer, (iii) the price per share at which, and other terms on which, it proposes to offer such New Securities and (iv) the number of shares that the Rightholder has the right to purchase under this Section 4.1, based on the Rightholder's Percentage (as defined in Section 4. l(d)(ii)).

             (B) Within thirty (30) days after the Notice is given (in accordance with Section 5.5), the Rightholder may elect to purchase, at the price specified in the Notice, up to the number of shares of the New Securities proposed to be issued that the Rightholder has the right to purchase as specified in the Notice. An election to purchase shall be made in writing and must be given to the Company within such thirty (30) day period (in accordance with Section 5.5). The closing of the sale of New Securities by the Company to the participating Rightholder upon exercise of its rights under this Section 4.1 shall take place simultaneously with the closing of the sale of New Securities to third parties. Notwithstanding the foregoing, the thirty-day period set forth above shall be fifteen (15) days with respect to the holder(s) of the Hyline Warrant, other than a Shareholder who holds other Shares in addition to such Hyline Warrant.

             (C) The Company shall have ninety (90) days after the last date on which the Rightholder's right of first offer lapsed to enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five (45) days from the execution thereof) to sell the New Securities which the Rightholder did not elect to purchase under this
Section 4.1, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Company has not entered into an agreement to sell the New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within forty-five days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Rightholder in the manner provided in this Section 4.1.

             (D) "NEW SECURITIES" shall mean any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock; provided that "NEW SECURITIES" does not include: (i) the Shares or the Common Stock issuable upon conversion thereof; (ii) securities issued pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby the Company owns not less than a majority of the voting power of such entity; (iii) shares, or options to purchase shares, of the Company's Common Stock and the shares of Common Stock issuable upon exercise of such options, issued pursuant to any arrangement approved by the Board of Directors to employees, officers and directors of, or consultants, advisors or other persons performing services for, the Company; (iv) shares of the Company's Common Stock or Preferred Stock of any series issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) Common Stock issued upon exercise


                                      16.

of warrants, options or convertible securities if the issuance of such warrants, options or convertible securities was a result of the exercise of the right of first offer granted under this Section 4.1 or was subject to the right of first offer granted under this Section 4.1; (vi) capital stock or warrants or options for the purchase of shares of capital stock issued by the Company to a lender in connection with any loan or lease financing transaction; and (vii) securities sold to the public in an offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Act.

                  (i) The applicable "PERCENTAGE" for the Rightholder shall be the number of shares of New Securities calculated by dividing (i) the total number of shares of Common Stock owned by the Rightholder (assuming conversion of all shares of Preferred Stock and exercise of the Hyline Warrant) by (ii) the total number of shares of Common Stock outstanding at the time the Notice is given (assuming conversion of all shares of Preferred Stock and exercise of the Hyline Warrant); provided, however, that IPR shall not be entitled to purchase more than that number of shares of New Securities the aggregate purchase price of which is equal to the cumulative sum of $25,000 for each calendar quarter that has elapsed from June 26, 1990 until the time of exercise of the right of first offer provided by this Section 4.1, less the aggregate purchase price of any New Securities already purchased by the Rightholder pursuant to this Section 4.1; provided that in no case may the number of shares of capital stock of the Company owned by the Rightholder equal or exceed 25.1% of the total number of outstanding shares of capital stock of the Company.

             (E) The right of first offer granted under this Section 4. l shall expire upon the earlier of (a) March 31, 1998, or (b) following the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Act which results in aggregate gross cash proceeds to the Company in excess of $7,500,000 and the public offering price of which is not less than $600 per share (as subsequently adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction).

             (F) The right of first offer granted under this section may be assigned by the Rightholder to a transferee or assignee of the Rightholder's shares of the Company's stock acquiring the lesser of (a) at least 50,000 of the Rightholder's shares of the Company's Common Stock (treating all shares of Preferred Stock for this purpose as though convened into Common Stock and the Hyline Warrant as having been exercised) (equitably adjusted for any stock splits, subdivision stock dividends, changes, combinations or the like) or (b) all of the Rightholder's remaining shares of the Company's stock. In the event that the Rightholder shall assign its right of first offer pursuant to this
Section 4.1 in connection with the transfer of less than all of its shares of the Company's stock, the Rightholder shall also retain its right of first otter.

    5. MISCELLANEOUS.

                                      17.

        5.1 ASSIGNMENT. Subject to the provisions of Section 3.13 hereof, the terms and conditions of this Restated Rights Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

        5.2 THIRD PARTIES. Nothing in this Restated Rights Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Restated Rights Agreement, except as expressly provided herein.

        5.3 GOVERNING LAW. This Restated Rights Agreement shall be governed by and construed under the laws of the State of California in the United States of America.

        5.4 COUNTERPARTS. This Restated Rights Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.5 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested (or if the addressee and addresser are in different countries, by prepaid registered or certified airmail, return receipt requested, or by facsimile with confirmation of receipt), and addressed, if to the Company, to its principal offices, or if to a Shareholder, to the address for such Shareholder set forth on Exhibit A hereto. Such notice shall be deemed to have been given when receipt is so confirmed.

        5.6 SEVERABILITY. If one or more provisions of this Restated Rights Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Restated Rights Agreement, and the balance of this Restated Rights Agreement shall be enforceable in accordance with its terms.

        5.7 AMENDMENT AND WAIVER. Any provision of this Restated Rights Agreement may be amended with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities, and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Restated Rights Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

        5.8 EFFECT OF AMENDMENT OR WAIVER. Each Shareholder and its successors and assigns acknowledge that by the operation of Section 5.7 hereof the holders. of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Restated Rights Agreement.

                                      18.

        5.9 RIGHTS OF HOLDERS. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Restated Rights Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Restated Rights Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

        5.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any pant to this Restated Rights Agreement, upon any breach or default of the other patty, shall impair any such right, power or remedy of such nonbreaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any since breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Restated Rights Agreement, or any waiver on the part of any party of any provisions or conditions of this Restated Rights Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Restated Rights Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.



                                      19.

                     IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amended and Restated Rights Agreement as of the day and year first above written.

COMPANY:                                SHAREHOLDERS:

RIBOGENE, INC.


By:
   --------------------------------    -----------------------------------------
                                          (Print or Type Name of Shareholder)

Title:                                 By:
     ------------------------------       --------------------------------------

                                       Title:
                                            ------------------------------------


                                       -----------------------------------------
                                          (Print or Type Name of, Shareholder)

                                       By:
                                          --------------------------------------

                                       Title:
                                            ------------------------------------


                                       -----------------------------------------
                                          (Print or Type Name of, Shareholder)

                                       By:
                                          --------------------------------------

                                       Title:
                                            ------------------------------------


                                      20.

                                    EXHIBIT A

                            SCHEDULE OF SHAREHOLDERS

Abbott Laboratories                                                  Institute of Protein Research of the Russian
100 Abbott Park Road                                                 Academy of Sciences
Abbott Park, IL 60064-3500                                           142292 Puschino
Attn:  Dr. Al Harris                                                 Moscow Region, Russia

Biotechnology Investments Limited(2)                                 Dominion Fund II
c/o Domain Associates                                                Dominion Ventures, Inc.
One Palmer Square                                                    44 Montgomery Street
Princeton, NJ  08542                                                 San Francisco, CA  94104
Attn: Kathleen Shoemaker
                                                                     Michael J. Ross
Oxford Bioscience Partners L.P.                                      1065 Hayne  Road
Oxford Bioscience Partners (Bermuda) Limited Partnership             Hillsborough, CA  94010
Oxford Bioscience Partners (Adjunct) L.P.
650 Town Center Drive, Ste. 810                                      CW Ventures II, L.P.
Costa Mesa, CA  92626                                                1041 Third Avenue
Attn:  Edmund Olivier                                                New York, NY  10021
                                                                     Attn: Charles Hartman

Domain Partners II, L.P.                                             Vladimir I. Baranov
One Palmer Square                                                    646 Foothill Drive
Princeton, NJ  08542                                                 Pacifica, CA  94044

Sierra Ventures III                                                  Jack Chirikjian
Sierra Ventures III International                                    8726 Hickory Bend Trail
3000 Sand Hill Road                                                  Potomac, MC 20854
Menlo Park, CA  94025
Attn:  Petri Vainio                                                  JMC Family Partnership
                                                                     c/o Jack Chirikjian
Kleiner Perkins Caulfield & Byers V                                  8726 Hickory Bend Trail
KPCB Zaibatsu Fund I                                                 Potomac, MD  20854
2750 Sand Hill Road
Menlo Park, CA  94025                                                Grace A. Cruz
Attn:  Alexander Barkas                                              1693 Chianti Way
                                                                     Oakley, CA  94561
Aperture Associates, L.P.
c/o Horsley Keogh Associates                                         Thomas E. Davis
505 Montgomery Street                                                2642 Ulloa Street
San Francisco, CA  941112                                            San Francisco, CA  94116
Attn:  Dan Reeve

--------
(2) These shares will be held under the record name of "Old Court Limited."

SCHEDULE OF SHAREHOLDERS (CON'T.)

Holly Marcum                                                         Michael W. Hall
2642 Ulloa Street                                                    1716 Fulton Street
San Francisco, CA  94116                                             Palo Alto, CA  94303

Pam Grace Versaw and Timothy T. Revak,                               Joel Kirschbaum
as Joints Tenants with                                               6132 Johnston Drive
Rights of Survivorship                                               Oakland, CA 94611
23121 Mora Glen Drive
Los Altos, CA  94022

Hyline Laboratories, Inc.                                            Silicon Valley Bank
100 Banks Avenue                                                     3000 Lakeside Drive
Rockville Center, NY  11570                                          Santa Clara, CA  95054

Rip Grossman & Associates, Inc.                                      SBC Capital Markets, Inc.
4200 Somerset Drive, Suite 101                                       141 West Jackson Boulevard
Prairie Village, KS  66208                                           Chicago, IL  60604
                                                                     Attn:____________________

Dr. Judith Donaldson                                                 Bios Equity Fund, L.P.
Donaldson Capital Management Corporation                             401 South LaSalle Street, Suite 1306
401 South LaSalle Street, Suite 1306                                 Chicago, IL  60605
Chicago, IL  60605                                                   Attn:____________________

Dainippon Pharmaceutical Co., Ltd.
8 Doshomachi 2 chome, Chuo-ku
Osaka 541-0045
Japan
Attention: President



                                       2.